                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Bresler & Reiner, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                             BRESLER & REINER, INC.
                               401 M STREET, S.W.
                                 WATERSIDE MALL
                             WASHINGTON, D.C. 20024

                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               AND PROXY STATEMENT

                       ----------------------------------

                                                    Approximate Date of Mailing:
                                                                  April 25, 2002

TO THE STOCKHOLDERS:

          The annual meeting of stockholders of Bresler & Reiner, Inc. (the "Company") will be held at the offices of the Company, the Waterside Mall, 401 M Street, S.W., Washington, D.C. on June 20, 2002, at 10:00 a.m. for the following purposes:

               1. To elect a Board of six directors to serve until the next annual meeting of stockholders and until the election and qualification of their respective successors; and

               2. To consider and transact such other business as may properly come before the meeting.

          This Proxy Statement is furnished by the Board of Directors (the "Board") of the Company for solicitation of proxies to be used at the annual meeting, and at any adjournment thereof. If the enclosed proxy card is signed, dated and returned, all shares represented thereby will be voted as directed therein. Any proxy may be revoked by the person giving it at any time before it is exercised, by written notice to the Secretary of the Company. Abstentions and broker non-votes will not be included in determining the number of votes cast concerning any matter.

          The stock transfer books will not be closed. Stockholders of record on April 15, 2002, are entitled to notice of and to vote at the annual meeting. On that date, there were 2,738,906 shares of common stock outstanding. Each share is entitled to one vote on each of the matters presented at the meeting, and voting is not cumulative.

Principal Stockholders

          The following table lists certain information with respect to those persons known to management to be the beneficial owners of more than five percent of the common stock, as well as the number of shares beneficially owned by all officers and directors as a group and by certain executive officers. This information has been furnished by such persons.

                                                              Common Stock
                                                           Beneficially Owned
                                                                  as of
                                                          December 31, 2001/1//
                                                          ---------------------
                                                         Shares         Percent
                                                         ------         -------
Charles S. Bresler    401 M Street, S.W.                 1,022,070       35.99
                      Washington, DC 20024

Burton J. and         401 M Street, S.W.                   848,778       29.89
Anita O. Reiner       Washington, DC 20024

The Burton and        401 M Street, S.W.                   166,667/3//    5.87
Anita Reiner          Washington, DC 20024
Charitable
Remainder Trust

Fleur S. Bresler      401 M Street, S.W.                   143,977        5.07
                      Washington, DC 20024

Certain Executive
   Officers:

All directors and
officers as a group                                      1,873,608/2//   65.98
------------------------------------------------------------------------------

     /1//   See also Notes 2/ and 3/ under "Election of Directors" below.
      -

     /2//   For information concerning Messrs. Huguely and Oshinsky, see
      -
"Election of Directors." Also includes 260 shares owned by Sidney M. Bresler and 750 shares owned by Jean S. Cafardi.

     /3//   In addition, the trustees of the Trust in their individual capacity
      -
have the sole power to vote and invest certain shares aggregating 22,978 shares. The Trust disclaims beneficial ownership of such shares.

            Charles S. Bresler votes the shares shown in the above table as manager of a limited liability company (the "LLC"). Under the LLC's Operating Agreement, if Mr. Bresler should resign as manager, die, or otherwise become unable to serve as manager, then his son, Sidney M. Bresler, becomes manager and may vote the shares. If Charles S. Bresler ceases to be a member of the LLC, a majority of the interests held by other members may elect to dissolve the LLC. Fleur S. Bresler, spouse of Charles S. Bresler, holds a majority of the other interest in the LLC.

Election of Directors

            Six directors are to be elected to hold office until the next Annual Meeting of stockholders and until the election and qualification of their respective successors. Management has nominated for election as directors the persons whose names appear in the table below, all of whom are presently Directors of the Company. Unless otherwise instructed by stockholders, the persons named in the enclosed form of proxy will vote all valid proxies received for the election of such nominees. Management believes that all nominees will be able to serve as directors, but if this should not be the case, the proxies will be voted for a substitute nominee or nominees to be designated by management.

---------------------------------------------------------------------------------------------------
Name, Age, Present Position with                                 Common Stock Beneficially
Company and Principal Occupation                                 Owned as of December 31, 2001/1//
During Last Five Years                      Year First Elected
                                            Director             Shares                   Percent
---------------------------------------------------------------------------------------------------
Charles S. Bresler, 74                      1970                 1,022,070/2//              35.99
Chief Executive Officer and Chairman
of the Board of Directors
---------------------------------------------------------------------------------------------------
Ralph S. Childs, Jr. 74 Director; retired   1994                         0                   0.00
since November, 1994 prior to that date
Chairman of the Board of Home
Federal Savings Bank
---------------------------------------------------------------------------------------------------
Stanley S. DeRisio, 72                      1974                         0                   0.00
Director; Retired; Prior to July 1996,
President of Hilb, Rogal and Hamilton
Company of Washington, DC a general
Insurance company, since March 1991
---------------------------------------------------------------------------------------------------
George W. Huguely, III, 69                  1974                       500                   0.02
Director; Chairman of the Board of,
Galliher & Huguely Associates, Inc., a
building supply dealer and a general
partner  of  The  Huguely Companies, a
real estate investment and management
firm
---------------------------------------------------------------------------------------------------
William L. Oshinsky, 59                     1994                     1,250                   0.04
Treasurer and Director
---------------------------------------------------------------------------------------------------
Burton J. Reiner, 73                        1970                   848,778/3//              29.89
President and Director
---------------------------------------------------------------------------------------------------

     /1//   This information has been furnished by each director.

     /2//   Charles S. Bresler has the sole power to vote and to invest these shares as manager of a limited liability company which holds the shares. In addition he may be deemed to share indirectly the power to vote and to invest 143,977 shares which are owned by his spouse; however, he disclaims beneficial ownership of such shares.

     /3//    The power to vote and invest 846,015 of these shares is shared with his spouse.

Family Relationships of Certain Directors and Executive Officers

             Charles S. Bresler and Fleur S. Bresler are husband and wife. Burton J. Reiner and Anita O. Reiner are husband and wife. William L. Oshinsky is the brother of Anita O. Reiner and brother-in-law of Burton J. Reiner. Sidney
M. Bresler is the son of Fleur S. Bresler and Charles S. Bresler.

             The Board held four meetings during the fiscal year. No nominee attended fewer than 3 of the aggregate of the total meetings of the Board and the total number of meetings held by all committees of the Board on which he served.

             The Board does not have a nominating committee. Messrs. DeRisio, Huguely and Childs are members of the Audit Committee of the Board. The Audit Committee held one meeting during 2001. The Audit Committee was established to review the Company's accounting and financial reporting systems and internal financial controls. In addition, the Committee recommends to the Board the engagement of independent auditors and reviews the scope of their audit, their fees, the results of their engagement, and the extent of their non-audit services to the Company, if any.

Audit Committee Report

             Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of Bresler & Reiner, Inc.'s Board of Directors submits the following report:

             The Board of Directors of Bresler & Reiner, Inc. adopted a written Audit Committee Charter, a copy of which is included as Appendix A to this proxy statement. All members of the Audit Committee are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards.

             The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2001 with management and has discussed with the independent auditors the matters required to be discussed by SAS No. 61, "Codification of Statements on Auditing Standards, Communication with Audit Committees."

             The Audit Committee has received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the independent auditors the auditors' independence. The Audit Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence. The Audit Committee was advised that the auditors did not provide any non-audit services.

             Based on review and discussions of the audited financial statements for fiscal year 2001 with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2001 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.

                                               Respectfully submitted,

                                               Stanley S. DeRisio (Chair)
                                               Ralph S. Childs, Jr.

Audit Fees

             The aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of our financial statements for the year ended December 31, 2001, and the reviews of the condensed financial statements included in our Quarterly Reports on Form 10-Q for the year ended December 31, 2001, were $100,000. In addition, Arthur Andersen LLP rendered services for the audit of The Washington Business Park financial statements for the Company's form 8-K filing. The fee for this service was $35,000.

Financial Information Systems Design and Implementation Fees

             The aggregate fees billed for information technology services rendered by Arthur Andersen LLP during the year ended December 31, 2001, were $0.

All Other Fees

             The aggregate fees billed for all non-audit services, exclusive of the fees disclosed above relating to information technology services but including fees for tax-related services, rendered by Arthur Andersen LLP during the year ended December 31, 2001, were $0.

Executive Compensation

             There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal year ended December 31, 2001, 2000 and 1999 for those persons who were, during 2001 (i) the Chief Executive Officer; and (ii) the other four most highly compensated executive officers of the Company whose annual compensation in 2001 exceeded $100,000:

                                 SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------
Name and Principal         Year    Annual          Bonus ($)    Long-Term            All Other
Position                           Compensation                 Compensation         Compensation
                                   Salary ($)                   restricted Stock     /1//
                                                                Award($)
--------------------------------------------------------------------------------------------------
Charles S. Bresler         2001    $ 225,000       $ 25,000     $     0              $     385
Chief Executive            2000      225,000         25,000           0                    363
Officer and Chairman       1999      213,000         25,000           0                    495
of the Board of
Directors
--------------------------------------------------------------------------------------------------
Burton J. Reiner           2001      225,000         25,000           0                    363
President and Director     2000      225,000         25,000           0                    495
                           1999      213,000         25,000           0                    491
--------------------------------------------------------------------------------------------------
Sidney M. Bresler          2001      128,800          5,000           0                    912
Chief Operating            2000      119,600          5,000           0                    798
Officer                    1999      112,300          5,000           0                    762
--------------------------------------------------------------------------------------------------
William L. Oshinsky        2001      128,800          5,000           0                    912
Treasurer and              2000      115,000          5,000           0                    798
Director                   1999      112,300          5,000           0                    762
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Edwin Horowitz             2001      128,500              0           0                      0
Formerly Secretary         2000      124,700              0           0                    363
and Director               1999      128,500              0           0                    535
--------------------------------------------------------------------------------------------------

     /1//    Amounts shown for "All Other Compensation" consist of premiums paid by the Company for life insurance.

             Each director of the Company, other than Charles S. Bresler, Burton
J. Reiner and William L. Oshinsky, was paid an annual fee of $3,500 and a fee of $500 per meeting attended during 2001.

             In addition, the Company contributed to its retirement plan on behalf of each executive officer of the Company named in the Summary Compensation Table above for 2001, except for Charles S. Bresler, Burton J. Reiner and Edwin Horowitz. In addition, the Company contributed to its retirement plan on behalf of Ms. Jean S. Cafardi for 1999, 2000 and 2001. The Company contributes to its retirement plan as required under the terms of the plan and ERISA. Under the plan, benefits are determined for all employees on an actuarial basis related to the individual employee's compensation, age, and length of service, including service with predecessors of the Company. All compensation, up to a maximum of $200,000, including salaries, fees and bonuses, but excluding discretionary bonuses, are included as remuneration (or "covered compensation") under the Company's retirement plan. The plan provides for contributions by the Company designed to produce, commencing at retirement at age 65, an annual pension calculated by multiplying the participant's number of years of service to a maximum of 35 of such years, by the sum of 1.12% of a participant's average annual covered compensation paid for the highest consecutive five years prior to retirement, up to $80,400 (or less, depending upon participant's age), plus 1.77% of the participant's average annual covered compensation paid for such period in excess of this dollar amount, but not in excess of a total of $140,000 for the year 2001. The approximate annual retirement benefits payable to participating employees in specified remuneration and years-of-service classifications is shown in the table below. The benefit amounts listed in the following table are not subject to any deduction for social security benefits or other offset amounts.

                               PENSION PLAN TABLE

Average Annual
Covered Compensation
For Highest
Consecutive Five Years                  Years of Service
----------------------                  ----------------
                            10        15       20        25        30       35
                            --        --       --        --        --       --
$100,000                 $12,474   $18,711  $24,948   $31,185   $37,422  $43,659
$110,000                  14,244    21,366   28,488    35,610    42,732   49,854
$120,000                  16,014    24,021   32,028    40,035    48,042   56,049
$130,000                  17,784    26,676   35,568    44,460    53,352   62,244
$140,000                  19,554    29,331   39,108    48,855    58,662   68,439
$150,000                  21,324    31,986   42,648    53,310    63,972   74,634
$160,000                  23,094    34,641   46,188    57,735    69,282   80,829
$170,000                  24,864    37,296   49,728    62,160    74,592   87,024
$180,000                  26,634    39,951   53,268    66,585    79,902   93,219

$190,000                  28,404    42,606   56,808    71,010    85,212   99,414
$200,000                  30,174    45,261   60,348    75,435    90,522  105,609
and over (1)

(1) Under present IRS limitations, compensation in excess of $200,000 can not be included for benefit computation purposes.

             At December 31, 2001, William L. Oshinsky and Jean S. Cafardi each had 34 years of credited service and Sidney M. Bresler had 15 years of credited service under the plan. Charles S. Bresler, Burton J. Reiner and Edwin Horowitz were covered by the plan until December 31, 1995, and had, respectively, 34, 34 and 31 years of credited service under the plan.

Report on Executive Compensation/1//

             Messrs. DeRisio and Childs, since March 1995, served as members of the Compensation Committee of the Board during 2001. The Compensation Committee held no meetings during 2001. The Committee may make recommendations to the Board on compensation actions, involving executive officers of the Company. Since the Committee has not been active, and compensation decisions have been made by the Board of Directors, the Board of Directors has furnished the following report on executive compensation.

             The Board has determined the compensation levels of executive officers, including the compensation of Charles S. Bresler as Chief Executive Officer, by reviewing each executive officer's short-term and long-term performance with the Company, the level of profitability of the Company, the profitability of companies comparable to the Company, and the levels of compensation of executive officers in such other companies. The executive officers of the Company are compensated through base salaries and annual bonuses.

             As of January 1, 2002, Mr. Oshinsky's and Mr. Sidney M. Bresler's annual salary was increased by $3,800.

Performance Graph/1//

             The graph below compares the cumulative total shareholder return on the common stock of the Company with the cumulative total return on the S & P 500 Stock Index and the S & P Homebuilding Index for the same period, assuming the investment of $100 in the Company's common stock, the S & P 500 Index and the S & P Homebuilding Index on December 31, 1996, and the reinvestment of dividends.

_________________________

     /1//    Pursuant to the Proxy Rules, this section of the Proxy Statement is not deemed "filed" with the Securities and Exchange Commission and is not incorporated by reference into the Company's Report on Form 10-K.

                 FIVE YEAR STOCK PERFORMANCE GRAPH: 1996 TO 2001
              Comparison of Five Year Cumulative Total Return Among
             Bresler & Reiner, the Homebuilding S&P and the S&P 500

                                1996        1997        1998        1999        2000        2001
                                ----        ----        ----        ----        ----        ----
Bresler & Reiner              $100.00     $197.05     $281.55     $256.00     $272.95     $427.14
Homebuilding S & P            $100.00     $202.40     $211.75     $155.75     $249.63     $199.94
S & P 500                     $100.00     $211.30     $267.65     $319.91     $287.47     $249.98

       Assumes $100.00 invested on December 31, 1995 in Bresler & Reiner Common Stock, the Homebuilding S&P and the S&P 500. Total Return assumes reinvestment of dividends.

Certain Transactions and Compensation Committee Interlocks and Insider Participation

       Charles S. Bresler, Burton J. Reiner and William L. Oshinsky held the positions with the Company which are listed under "Election of Directors" above. Sidney M. Bresler became Chief Operating Officer of the Company on June 15, 2000 and prior thereto was an employee of the Company.

                                 Trilon Project
                                 --------------

       Prior to 1975, the Company, through its subsidiaries, acted as general contractor in the construction for Trilon Plaza Company ("Trilon") of a high rise office building, a portion of an enclosed mall shopping center, and three nearby apartment buildings and 20 townhouses ("Trilon Project") in the Southwest Washington, D.C. Urban Renewal Area.

       A corporation wholly owned by Charles S. Bresler and Burton J. Reiner is the general partner of Trilon and they are also limited partners in Trilon. Their interests and the interests of affiliated persons, who are among the limited partners of Trilon, are shown in the following table.

-----------------------------------------------------------------------------------------------------
Name                          Relation to                  % Interest               % Interest in
                              Company                      In Trilon/1/2//          Trilon Office
                                                                                    Building Only
-----------------------------------------------------------------------------------------------------
Charles S. Bresler            Officer, director                43.55                    5.75
                              and principal
                              stockholder
-----------------------------------------------------------------------------------------------------
Burton J. Reiner              Officer, director                43.55                    2.75
                              and principal
                              stockholder
-----------------------------------------------------------------------------------------------------
T-P Partners, Inc.            Owned by Charles S.               2.00                    ----
                              Bresler and Burton J.
                              Reiner
-----------------------------------------------------------------------------------------------------
Edwin Horowitz                Deceased  - formerly             -----                    2.00
                              officer and director
-----------------------------------------------------------------------------------------------------
William L. Oshinsky           Officer and                      -----                    0.50
                              Director
-----------------------------------------------------------------------------------------------------
Anita O. Reiner               Principal                        -----                    2.25
                              Stockholder and spouse of
                              Burton J. Reiner
-----------------------------------------------------------------------------------------------------
Children of Burton            Principal                        -----                    5.50
J. and Anita O.               Stockholder
Reiner/3//
-----------------------------------------------------------------------------------------------------
-----------                   Other relatives of               -----                    4.75
                              Burton J. Reiner
                              (3 individuals)
-----------------------------------------------------------------------------------------------------
-----------                   Relatives of Charles             -----                    2.00
                              S. Bresler
                              (2 individuals)
-----------------------------------------------------------------------------------------------------

    /1// Subject to an aggregate 61.125% interest held by others, including those shown in the last column above, in the Trilon Office building only.

    /2// Includes interests held through a limited partnership.

    /3// Four individuals, who are also trustees of The Burton and Anita Reiner Charitable Remainder Annuity Trust, a principal shareholder.

         Through June 30, 2000, the Company's subsidiary acted as managing and leasing agent for the Trilon Project and, subsequent thereto, continues to act as managing and leasing agent for the Trilon apartment buildings and townhouses. The subsidiary earns management fees of from 3% to 5% of the rents collected under agreements expiring December, 2005 and December, 2003, and leasing fees of 5% of rents collected under the G.S.A. Lease. In 2001, the Company earned $286,493 in management fees from Trilon. See discussion of Waterside Consolidation below.

         In the normal course of its management of the Trilon Project, the Company's subsidiary collects and remits rent to Trilon, and pays expenses for Trilon's account and is reimbursed by Trilon. The highest amount Trilon owed the Company since January 1, 2001 was

$392,707 at June 30, 2001. As of February 28, 2002, the Company's subsidiary held approximately $159,408 in Trilon net rent revenues.

                                Waterside Complex
                                -----------------

     The Company has constructed, principally for its own account, a portion of an enclosed mall shopping center (contiguous to Trilon's portion of the shopping mall and high rise office building) in the Southwest Washington, D.C. Urban Renewal Area (see "Trilon Project" above). On July 1, 2000, this property was assigned to a new Limited Liability Company, B&R Waterfront Properties, LLC ("BRW"). See discussion of Waterside Consolidation below. Adjacent to the Company's shopping mall is another high rise office building, which prior to July 1, 2000, was owned by Town Center East Investors ("TCELP"), a limited partnership in which the Company is a general partner, with a 49% interest. Certain affiliated persons also own interests in TCELP, all as limited partners, as shown in the following table:

                                                               %Interest
Name                   Relation to Company                     in Town Center
----                   -------------------                     --------------

Charles S. Bresler     Officer, director and principal              1.35
                       stockholder

Burton J. Reiner       Officer, director and principal              0.45
                       stockholder

Edwin Horowitz         Deceased -formerly officer and               1.35
                       director

William L. Oshinsky    Officer and director                         1.35

Anita O. Reiner        Principal stockholder and spouse             0.45
                       of Burton J. Reiner

   ------              Other relatives of Burton J. Reiner          2.70
                       (3 individuals)

   ------              Relatives of Charles S. Bresler              2.70
                       (3 individuals)


     The two portions of the shopping mall and the two office buildings are operated as one integrated complex, known as Waterside. Each office building has access to the mall, and an underground parking garage which serves the entire project.

     Through June 30, 2000, the Company acted as managing and leasing agent for TCELP'S office building and earned management fees of 3% of rents collected under an agreement expiring in December, 2003, and leasing fees of 5% of rents collected. In 2001, the Company earned $9,635 in management fees and $257,765 in leasing fees from TCELP. The

Company, through June 30, 2000, collected rent revenues for TCELP and paid expenses for TCELP'S account for which it was reimbursed. At February 28, 2002, the Company owes TCELP $61,783.

     The two high rise office buildings and parts of the lower level and the first floor and the entire second and third floor of the shopping center and the lower floor of a smaller structure are leased to the United States General Services Administration ("G.S.A. Lease").

                                S.E.W. Investors
                                ----------------

     In October 1980, the Company assigned its leasehold interest in 105,000 square feet ("Southeast Section") of its part of the Waterside Complex to S.E.W. Investors, a limited partnership organized by the Company to acquire the Southeast Section. The Company took back a wrap around note from the limited partnership in the principal amount of $9,300,000 accruing interest at 12% per annum due on October 10, 1995. On October 10, 1995, the term of the note was extended to October 9, 2000 and the interest rate was reduced to 10%. The balance of this note was paid in full on June 30, 2000. The Company is the sole general partner, with a 1% interest. Of the limited partnership interests, 62% is held by non-affiliated persons and the remaining 37% was acquired by the following directors and officers of the Company: 18% each by Charles S. Bresler and Burton J. Reiner; and 1% by the Estate of Edwin Horowitz, a deceased former director and officer. See discussion of Waterside Consolidation below.

     Through June 30, 2000, the Company acted as leasing and managing agent for S.E.W. Investors for a fee of 3% of rents collected under an agreement expiring in December, 2000, and leasing fees of 5% of rents collected on the G.S.A. Lease. The Company earned management fees of $7,418 and leasing fees of $114,861 in 2001 from S.E.W. Investors. The Company, through June 30, 2000, collected rent revenues for S.E.W. Investors and paid expenses for S.E.W. Investors' account for which it was reimbursed. There is no rental revenue nor expense advances due either party.

                             Waterside Consolidation
                             -----------------------

     Effective July 1, 2000, TCELP and S.E.W. Investors assigned the Waterside Complex leasehold interests to the Company. The Company then transferred these leasehold interests along with its own interest in the Waterside Complex to BRW in exchange for a 54% membership interest in this limited liability company. Simultaneously, Trilon transferred its leasehold interests in the Waterside Complex to BRW in exchange for a 46% membership interest. See the Company's 2000 Annual Report for further information concerning these transactions. The Company's subsidiary continues to act as the managing and leasing agent for BRW on the same terms as noted above. In 2001, the Company earned management fees of $746,784 and leasing fees of $682,140 from BRW. For financial reporting purposes, these fees were eliminated in the consolidated financial statements.

                        Third Street Southwest Investors
                        --------------------------------

     In 1979, the Company sold apartment buildings adjacent to the Waterside Complex to Third Street Southwest Investors, a limited partnership organized by the Company and took back a wrap around note from the limited partnership in the principal amount of

$4,350,000, accruing interest at 9.5% per annum due on July 31, 1994. On August 1, 1994, the term of the note was extended to July 31, 1999 and on August 1, 1999, the term of the note was extended to July 31, 2004. At December 31, 2001, the balance due the Company under this note was $2,351,000. The Company is its sole general partner, with a 1% interest. Of the limited partnership interests, 90% are held by unaffiliated persons, and the remaining 9% were acquired by the following directors and officers of the Company: Charles S. Bresler 7% and Burton J. Reiner 1% and 1% by Edwin Horowitz, a retired former director and officer. Each limited partner in Third Street Southwest Investors contributed approximately $10,000 per 1% interest.

     A subsidiary of the Company acts as managing agent for Third Street Southwest Investors for a management fee of 5% of rents collected under an agreement expiring in September, 2004. During 2001, the Company earned management fees of $104,185 from Third Street Southwest Investors under this agreement. The Company as agent collects rent revenues for Third Street Southwest Investors and pays expenses for Third Street Southwest Investors' account for which it is to be reimbursed. The highest amount owed the Company since January 1, 2002 was $2,090,354 at February 28, 2002.

                               Holiday Inn Express
                               -------------------

     The Company owns and operates a 151-room Holiday Inn Express motel in Camp Springs, Maryland. Record title to the real estate on which the motel is situated is held by Charles S. Bresler and Burton J. Reiner, who have agreed to act, without compensation, as nominee title holders for the Company. This arrangement has been approved by the other directors of the Company.

                            Builders Leasing Company
                            ------------------------

     In December 1983, the Company and others organized Builders Leasing Company, a general partnership, to engage in equipment leasing. The Company has a 20% interest and acts as the managing general partner. The partners have contributed $3,150,000 to the capital of the partnership in proportion to their percentage interests, the Company's share of which was $630,000. Charles S. Bresler and Burton J. Reiner, directors and officers of the Company hold interests of 20% and 5%, respectively, as general partners. Edwin Horowitz, a retired former director and officer of the Company, holds a 2% interest as a general partner.

                     Paradise Sudley North Office Building D
                     ---------------------------------------

     The Company is a 10% general partner and an 88.75% limited partner in Paradise Sudley North Limited Partnership which is in turn a 50% general partner in Paradise Sudley North Building D Partnership ("Building D Partnership"). Building D Partnership owns a 69,374 square foot office building in Manassas, Virginia, which has been 100% leased to the Prince William County government since the completion of the building in 1989. During 1998, this lease was renewed for a period of 10 years. Since inception, two unaffiliated persons each owned a 25% interest in Building D Partnership. In 1998 these interests were sold to The Bresler Family Investors LLC. Charles S. Bresler, CEO of the Company, is the manager of this limited liability company. In March 2002, Building D Partnership transferred title to the property to a new Limited Liability Company owned by Building D Partnership. This new LLC, along with two other LLC's owned primarily by the Company, placed an $18,010,000 deed of trust loan secured by four of the office buildings and the Bank Building in Manassas, Virginia. The Building D Partnership's share of this loan is $6,388,561. This partnership used $6,000,000 of the loan proceeds to pay off the existing mortgage to the Company. This existing mortgage had a face value, prior to the pay off, of $6,952,638 and was carried on the Company's books at that date of $5,974,773. This difference resulted from the fact that the Company purchased this note from an unaffiliated third party institutional lender at a discount of $977,865.

                               Sarnia Corporation
                               ------------------

                  In October, 2001, the Company entered into an agreement to acquire two office buildings located in Springfield, Fairfax County, Virginia containing approximately 218,833 square feet of office space. The purchase price was $20,000,000 subject to certain post closing adjustments. This acquisition was completed on January 31, 2002. At closing, the Company placed a $15,000,000 deed of trust note with Trilon Plaza Company. The note bears interest at 7.26% per annum, amortized over 30 years which results in a monthly payment of principal and interest of $103,428. The note has a term of 10 years, but maturity may be accelerated by Trilon giving one year advance notice to the Company. Such notice cannot be given during the first six months. The Company may prepay the note in whole or in part at any time without penalty or premium. The Company paid to Trilon a loan commitment fee of $102,000.

                            -------------------------

     Management considers its contracts and other business relationships with each of these affiliates to be as favorable to the Company as those obtainable with outsiders.

Financial Statements

     For certain information concerning the Company and its subsidiaries see the financial statements and report of Arthur Andersen LLP, independent certified public accountants, included in the Annual Report accompanying this proxy statement. Such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy soliciting material. Representatives of Arthur Andersen LLP are not expected to be present at the meeting.

Cost of Solicitation

     The cost of solicitation of proxies from stockholders will be borne by the Company. In addition to the use of mails, proxies may be solicited by telephone by officers, directors and a small number of employees of the Company who will not be specially compensated for such services. The Company may reimburse persons holding such stock of record only, such as brokerage houses, for their expenses in forwarding soliciting material to the beneficial owner of such stock.

Other Matters

     The Board of Directors is not aware of any matters not set forth herein which may come before the meeting. If, however, any such matter properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

Deadline for Filing Shareholder Proposals for 2003 Annual Meeting.

     The date by which proposals of shareholders intended to be presented at the 2003 Annual Meeting must be received by the Company for inclusion in the Company's 2003 Proxy Statement and Proxy relating to that meeting is December 19, 2002.

                                                   By Order of the Board of
                                                   Directors

                                                   Jean S. Cafardi, Secretary

                             BRESLER & REINER, INC.
             This Proxy Is Being Solicited By The Board of Directors
                  Annual Meeting of Stockholders, June 20, 2002

  The undersigned hereby appoints Sidney Bresler and Randall Reiner, and each of them, Proxies for the undersigned with power of substitution, to vote as designated below all the shares of the undersigned at the Annual Meeting of Stockholders of Bresler & Reiner, Inc., to be held at the offices of the Company, the Waterside Mall, 401 M Street, S. W., Washington, DC on June 20, 2002 at 10:00 a.m., or any adjournment thereof, all as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1.  Election of The Following Nominees as Directors:
    C.S. Bresler; R.S. Childs, Jr.; S.S. DeRisio; G.W. Huguely, III; W.L. Oshinsky; B.J. Reiner

[_]  FOR ALL NOMINEES     [_] WITHHOLD AUTHORITY   [_] FOR ALL NOMINEES
                              TO VOTE FOR ALL          EXCEPT AS INDICATED
                              NOMINEES                 BELOW

                                                       ------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                             (Please see other side)

  Receipt of the Annual Report of the Company for the year 2001 is hereby acknowledged.

  The undersigned revokes all proxies heretofore given with respect to said meeting and approves all that the Proxies or their substitutions shall do by virtue hereof.

  This Proxy, when properly executed, will be voted as directed herein, but if no direction is given, this proxy will be voted For All Nominees.

Dated:____________________, 2002           ______________________________
                                                     Stockholder

                                          (Please sign exactly as your name
                                           appears hereon. Executors,
                                           administrators or trustees should so
                                           indicate when signing.)

                PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY